Exhibit 99.1

/CORRECTION - SBS Technologies, Inc. /

On October 18, 2005, SBS Technologies, Inc. issued a press release reporting its results for the first quarter of fiscal year 2006 ended September 30, 2005. On October 25, 2005, management discovered the previously reported financial results for the first quarter of fiscal year 2006 ended September 30, 2005 were incorrect. As a result, a correction has been made to appropriately reflect the financial results for the quarter.

The correction had no impact on the following:

  previously reported net loss per share - assuming dilution of ($0.03) remains unchanged.

However, certain previously reported balances as of and for the quarter ended September 30, 2005 were impacted by the correction as follows:

  sales were lowered by $223,000 or 0.6% from $34.4 million to $34.1 million;
  cost of products sold was reduced by $55,000;
  gross profit was reduced by $168,000, decreasing gross profit as a percentage of sales by 0.3% from 41.9% to 41.6%;
  operating loss and loss before income taxes were increased by $168,000;
  income tax benefit was increased by $59,000;
  net loss increased by $109,000, from a net loss of ($430,000) to a net loss of ($539,000);
  accounts receivable was lowered by $223,000;
  inventory increased by $55,000;
  income taxes payable was reduced by $59,000;
  retained earnings was lowered by $109,000; and
  backlog increased by $223,000 to $50.4 million as of September 30, 2005.

The original press release issued on October 18, 2005 is not being reissued to reflect these changes.

The corrected financial information updating the Company's previously announced financial results included in the press release issued on October 18, 2005 follows:

A corrected sales by segment table follows:

                                             SALES BY SEGMENT
                                          (dollars in millions)

                          Sept. 30,  % of    Sept. 30,  % of    June 30,   % of
Three months ended:         2005     total     2004     total     2005     total
------------------------  --------- -------  --------- -------  --------- -------

Americas Group.......... $    21.9      64% $    23.4      67% $    23.1      61%
Europe Group............      12.2      36%      11.5      33%      14.9      39%
                          --------- -------  --------- -------  --------- -------
Total................... $    34.1     100% $    34.9     100% $    38.0     100%
                          ========= =======  ========= =======  ========= =======

A corrected sales by end market table follows:

                                           SALES BY END MARKET
                                          (dollars in thousands)

                          Sept. 30,  % of    Sept. 30,  % of    June 30,   % of
Three months ended:         2005     total     2004     total     2005     total
------------------------  --------- -------  --------- -------  --------- -------

Government.............. $    14.4      42% $    15.3      44%      16.4      43%
Communications..........      10.7      31%       9.4      27%      11.8      31%
Commercial..............       9.0      27%      10.2      29%       9.8      26%
                          --------- -------  --------- -------  --------- -------
Total................... $    34.1     100% $    34.9     100%      38.0     100%
                          ========= =======  ========= =======  ========= =======

Backlog

Company backlog as of September 30, 2005 was approximately $50.4 million, compared to $46.9 million at the end of the first quarter of the prior fiscal year, and $44.4 million at the end of the preceding quarter.

Corrected Financial Results Tables follow

SBS Technologies, Inc. and Subsidiaries
Consolidated Statements of Operations
 Thousands (except per share amounts)
(Unaudited)

                                                            Three Months Ended
                                                              September 30,
                                                        -------------------------
                                                            2005          2004
                                                        -----------   -----------
Sales................................................ $     34,138  $     34,884
Cost of sales:
  Cost of products sold..............................       19,661        19,040
  Amortization of intangible assets..................          259           367
                                                        -----------   -----------
    Total cost of sales..............................       19,920        19,407
                                                        -----------   -----------
Gross profit.........................................       14,218        15,477

Selling, general and administrative expense..........        8,661         8,023
Research and development expense.....................        6,693         5,505
Amortization of intangible assets....................           78           438
                                                        -----------   -----------
Operating income (loss)..............................       (1,214)        1,511
                                                        -----------   -----------
Interest and other income, net.......................          396           141
Foreign exchange losses..............................          (12)         (102)
                                                        -----------   -----------
                                                               384            39
                                                        -----------   -----------
Income (loss) before income taxes....................         (830)        1,550
Income tax expense (benefit).........................         (291)        2,225
                                                        -----------   -----------
Net income (loss).................................... $       (539) $      1,292
                                                        ===========   ===========

Earnings per share data:
  Net income (loss) per share........................ $      (0.03) $       0.08
                                                        ===========   ===========
  Net income (loss) per share -
  assuming dilution.................................. $      (0.03) $       0.08
                                                        ===========   ===========

Weighted average shares used in net income
  (loss) per share computations......................       15,646        15,504
                                                        ===========   ===========
Weighted average shares used in net income
  (loss) per share - assuming dilution
  computations.......................................       15,646        15,664
                                                        ===========   ===========

SBS Technologies, Inc. and Subsidiaries
Consolidated Balance Sheets
 Thousands (except share amounts)
(Unaudited)

                                                                     September 30,       June 30,
                                                                         2005              2005
                                                                     -------------    -------------
                           ASSETS
Current assets:
  Cash and cash equivalents....................................... $       55,868   $       55,195
  Receivables, net................................................         27,135           27,535
  Inventories.....................................................         22,431           21,815
  Deferred income taxes...........................................          1,355            1,361
  Prepaid expenses................................................          1,557            1,676
  Other current assets............................................            972              718
                                                                     -------------    -------------
    Total current assets..........................................        109,318          108,300

Property and equipment, net.......................................          7,418            7,635
Goodwill..........................................................         17,134           16,995
Intangible assets, net............................................          2,840            3,108
Deferred income taxes.............................................         15,429           15,529
Other assets......................................................            941              891
                                                                     -------------    -------------
    Total assets.................................................. $      153,080   $      152,458
                                                                     =============    =============
            LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable................................................ $        5,490   $        4,509
  Accrued representative commissions..............................            716              819
  Income taxes payable............................................          2,107            3,051
  Accrued compensation............................................          5,093            4,851
  Accrued severance and consolidation costs.......................            304              424
  Other current liabilities.......................................          3,463            2,785
                                                                     -------------    -------------
    Total current liabilities.....................................         17,173           16,439
Other long-term liabilities.......................................            190              132
                                                                     -------------    -------------
    Total liabilities.............................................         17,363           16,571
                                                                     -------------    -------------
Stockholders' equity:
  Common stock, no par value; 200,000,000 shares authorized;
    15,646,255 issued and outstanding at September 30, 2005,
    15,645,929 issued and outstanding at June 30, 2005                     98,941           98,369
  Unearned compensation...........................................           (525)             (84)
  Accumulated other comprehensive income..........................          2,252            2,014
  Retained earnings...............................................         35,049           35,588
                                                                     -------------    -------------
    Total stockholders' equity....................................        135,717          135,887
                                                                     -------------    -------------
    Total liabilities and stockholders' equity.................... $      153,080   $      152,458
                                                                     =============    =============